Exhibit 107

CALCULATION OF FILING FEE TABLES

Form S-4

(Form Type)

New Ambrx Biopharma Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common stock, par value $0.0001 per share	Rule 457(f)(1)	65,692,295(2)	$13.37(3)	$878,305,984.15	0.00011020	$96,789.32
Total Offering Amounts						$878,305,984.15		$96,789.32
Total Fees Previously Paid
Total Fee Offsets								$24,795.00(4)
Net Fee Due								$71,994.32

(1)

Relates to the shares of common stock of New Ambrx Biopharma Inc., a Delaware corporation (“NewCo” or the “Registrant”), issuable to holders of ordinary shares, including the ordinary shares underlying the outstanding American Depositary Shares of Ambrx Biopharma Inc., a Cayman Islands exempted company (“Ambrx”), in connection with the merger of Ambrx with and into Ambrx Merger Sub Inc. (“Merger Sub”), a Cayman Islands exempted company and wholly owned subsidiary of NewCo, with Ambrx being the surviving entity and a wholly owned subsidiary of Ambrx (the “Merger”). The number of shares of NewCo common stock to be registered is based on the estimated number of shares of NewCo common stock expected to be issued pursuant to the Merger.

(2)

Outstanding ordinary shares, including the ordinary shares underlying the outstanding American Depositary Shares of Ambrx will be converted into one-seventh (1/7) of one share of NewCo common stock in connection with the Merger.

(3)

With respect to the shares of NewCo common stock issued pursuant to the Merger, calculated pursuant to Rule 457(f)(1) and Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices for Ambrx as reported on the Nasdaq Global Select Market as of August 23, 2023.

(4)

Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting the registration fee due under the registration statement to which this exhibit 107 is a part by $24,795.00, which represents the portion of the registration fee previously paid with respect to $225,000,002.41 of unsold Ambrx securities that were previously registered under a Registration Statement on Form S-3 initially filed with the Securities and Exchange Commission (“SEC”) on March 30, 2023 (File No. 333-271008) and declared effective on May 2, 2023 (the “Prior Registration Statement”). A filing fee of $33,060.00 (offset by $20,394.08, resulting in a net fee of $12,665.92) with respect to an aggregate of $300,000,000 of securities was paid in connection with the filing of the Prior Registration Statement. The filing fee offset of $20,394.08 represents the portion of the $27,810.00 registration fee previously paid with respect to $220,000,811.64 of unsold Ambrx securities that previously were registered under a Registration Statement on Form F-3 initially filed with the SEC on July 29, 2022 (File No. 333-266404) and declared effective on August 5, 2022. Of the $300,000,000 of securities registered on the Prior Registration Statement, $225,000,002.41 of the securities remain unsold, leaving $24,795.00 in previously paid fees available as an offset (calculated at the fee rate in effect on the filing date of the Prior Registration Statement) against the registration fee due under this registration statement. Concurrently with the filing of this registration statement, any offering of unsold securities pursuant to the Prior Registration Statement is hereby terminated.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Ambrx Biopharma Inc.	S-3	333-271008	March 30, 2023		$24,795.00	Equity	(1)	N/A	$225,000,002.41
Fee Offset Sources	Ambrx Biopharma Inc.	S-3	333-271008		March 30, 2023						$12,655.92(2)
Fee Offset Sources	Ambrx Biopharma Inc.	F-3	333-266404		July 29, 2022						$27,810.00(2)

(1)	Ordinary shares, par value $0.0001 per share represented by American Depositary Shares each of which represents seven ordinary shares of Ambrx.
(2)	See Note (4) under Table 1 above.